EXHIBIT (g)(v)

FIRST AMENDMENT TO THE
CARILLON SERIES TRUST
ETF CUSTODY AGREEMENT

THIS FIRST AMENDMENT, effective as of July 31, 2026, to the ETF Custody Agreement, dated as of March 28, 2025 (the “Agreement”), is entered into by and between CARILLON SERIES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to convert Carillon ClariVest Capital Appreciation Fund from a mutual fund to an ETF; and

WHEREAS, this First Amendment will be in effect upon the conversion to ETF on July 31, 2026 (the “Conversion Date”). However, if such conversion is not completed by August 31, 2026, this Agreement shall not go into effect; and

WHEREAS, Carillon ClariVest Capital Appreciation Fund will be known as RJ ClariVest Capital Appreciation ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit A is hereby replaced and superseded by Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

Carillon Series Trust		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Susan Walzer	By:	/s/ Elizabeth Scalf
Name:	Susan Walzer	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	7/22/2026 | 4:32:23 PM EDT	Date:	7/23/2026

EXHIBIT A
Custody Agreement

Separate Series of Carillon Series Trust

Name of Series
RJ Chartwell Premium Income ETF
RJ Eagle Municipal Income ETF
RJ Eagle Vertical Income ETF
RJ Eagle GCM Dividend Select Income ETF
RJ ClariVest Capital Appreciation ETF

3